Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-22445, 333-68315, 333-43940, pertaining to the FIND/SVP, Inc. 1996 Stock Option Plan, and in Registration Statement on Form S-8 No. 333-111081, pertaining to the FIND/SVP, Inc. 2003 Stock Option Plan, of our reports dated January 13, 2005 relating to the financial statements of Signia Partners, Inc. (which reports express unqualified opinions) included in the Form 8-K/A of FIND/SVP, INC.

/s/ Roche & Associates

Rockville, MD
April 21, 2005